As filed with the Securities and Exchange Commission on July 10, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Bunge Global SA
(Exact name of registrant as specified in its charter)

Switzerland	98-1743397
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Route de Florissant 13,
1206 Geneva, Switzerland
+41 22 592 91 00
(Address, including zip code, and telephone number, including area code, of registrant’s registered office and principal executive offices)
1391 Timberlake Manor Parkway Chesterfield,
Missouri, 63017
(314) 292-2000
(Address, including zip code, and telephone number, including area code, of registrant’s corporate headquarters)
Lisa Ware-Alexander,
Vice President, Deputy General Counsel, Corporate Secretary, Chief Compliance & Ethics Officer
1391 Timberlake Manor Parkway,
Chesterfield, Missouri, 63017
(314) 292-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Joel T. May,
Krunal P. Shah
Jones Day
1221 Peachtree St. NE Ste 400,
Atlanta, GA 30361
(404) 521-3939

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:
Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS
Bunge Global SA
The selling stockholders of Bunge Global SA listed beginning on page 23, together with any additional selling stockholders listed in any applicable prospectus supplement, may offer and resell up to 65,611,831 registered shares, par value $0.01 per share (the “Shares”). The Shares being offered were issued to the selling stockholders by us in a private placement in connection with our acquisition (the “Acquisition”) of Viterra Limited (“Viterra”) pursuant to the definitive business combination agreement (the “Business Combination Agreement”) entered into by Bunge Global SA (as successor in interest to Bunge Limited, an exempted company limited by shares incorporated under the laws of Bermuda), Viterra and its shareholders, including certain affiliates of Glencore PLC (“Glencore”), Canada Pension Plan Investment Board (“CPP Investments”), and British Columbia Investment Management Corporation (“BCI”) (collectively, the “Viterra Shareholder Group”). The Acquisition was completed on July 2, 2025.
We are not selling any Shares under this prospectus, and we will not receive any of the proceeds from the sale of Shares by the selling stockholders. The selling stockholders (which term as used herein includes their respective transferees or other successors in interest) may sell the Shares described in this prospectus through public or private transactions at market prices prevailing at the time of sale or at negotiated prices. We provide more information about how the selling stockholders may sell their Shares in the section of this prospectus entitled “Plan of Distribution” on page 24.
Our Shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “BG.” On July 9, 2025, the last reported sales price for our Shares on the NYSE was $75.64 per Share.
INVESTING IN OUR SHARES INVOLVES RISKS. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS SET FORTH OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS, ANY APPLICABLE PROSPECTUS SUPPLEMENT AND OUR PERIODIC REPORTS FILED FROM TIME TO TIME WITH THE SECURITIES AND EXCHANGE COMMISSION, AS DESCRIBED UNDER THE SECTION ENTITLED “RISK FACTORS” ON PAGE 7 OF THIS PROSPECTUS, BEFORE MAKING ANY DECISION WHETHER TO INVEST IN OUR SHARES.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these offered securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 10, 2025.

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ABOUT THIS PROSPECTUS
This prospectus is part of an automatic registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933 (the “Securities Act”) using a “shelf” registration process. Under this process, selling stockholders named in this prospectus or in one or more supplements to this prospectus may sell Shares from time to time. Each time any selling stockholder named herein sells Shares under the registration statement of which this prospectus is a part, such selling stockholder will provide a copy of this prospectus and any applicable prospectus supplement, as required by law. Any applicable prospectus supplement may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any Shares, you should carefully read both this prospectus and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”
The selling stockholders may offer and sell Shares described in this prospectus directly to purchasers, through agents selected by the selling stockholders, or to or through broker-dealers. A prospectus supplement, if required, may describe the terms of the plan of distribution and set forth the names of any agents or broker-dealers involved in the sale of Shares offered hereby. See “Plan of Distribution.”
We have not authorized, and no selling stockholder has authorized, any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered hereby are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented hereby does not extend to you. You should assume that the information appearing in this prospectus and any applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.
Unless the context otherwise requires, references to “Bunge,” “Bunge Global SA,” “we,” “us” and “our” refer to Bunge Global SA and its consolidated subsidiaries.

FORWARD-LOOKING STATEMENTS
From time to time, including in this prospectus, any applicable prospectus supplement, and in the documents incorporated by reference into them, we make and may in the future make “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include all statements that are not historical in nature. We have tried to identify these forward-looking statements by using words including “may,” “will,” “should,” “could,” “expect,” “anticipate,” “believe,” “plan,” “intend,” “estimate,” “continue” and similar expressions. These forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause our actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. These factors include the risks, uncertainties, trends and other factors discussed under the heading “Risk Factors” and elsewhere in this prospectus and the documents incorporated by reference into this prospectus, including:
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the impact on our employees, operations, and facilities from the war in Ukraine and the resulting economic and other sanctions imposed on Russia, including the impact on us resulting from the continuation and/or escalation of the war and sanctions against Russia;

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the effect of weather conditions and the impact of crop and animal disease on our business;

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the impact of global and regional economic, agricultural, financial and commodities market, political, social and health conditions;

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changes in government policies and laws affecting our business, including agricultural and trade policies, including tariff policies, financial markets regulation and environmental, tax and biofuels regulation;

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the impact of seasonality;

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the impact of government policies and regulations;

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the outcome of pending regulatory and legal proceedings;

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our ability to complete, integrate and benefit from acquisitions, divestitures, joint ventures and strategic alliances, including without limitation Bunge’s business combination with Viterra;

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the impact of industry conditions, including fluctuations in supply, demand and prices for agricultural commodities and other raw materials and products that we sell and use in our business, fluctuations in energy and freight costs and competitive developments in our industries;

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the effectiveness of our capital allocation plans, funding needs and financing sources;

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the effectiveness of our risk management strategies;

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operational risks, including industrial accidents, natural disasters, pandemics or epidemics, wars and cybersecurity incidents;

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changes in foreign exchange policy or rates;

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the impact of our dependence on third parties;

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our ability to attract and retain executive management and key personnel; and

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other factors affecting our business generally.

In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements contained in this prospectus, any prospectus supplement, any other offering material or in any document incorporated by reference herein or therein. Additional risks that we may currently deem immaterial or that are not presently known to us could also cause the forward-looking events discussed in this prospectus, any accompanying prospectus supplement, any other offering material or any document incorporated by reference herein or therein not to occur. Except as otherwise required by federal securities law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus.

You should refer to “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 20, 2025 and our other documents on file with the SEC and incorporated by reference in this prospectus for a more detailed discussion of these factors.

SUMMARY
This summary highlights certain information appearing elsewhere in this prospectus and in the documents we incorporate by reference into this prospectus. The summary is not complete and does not contain all of the information that you should consider before investing in our Shares. After you read this summary, you should read and consider carefully the entire prospectus and any prospectus supplement and the more detailed information and financial statements and related notes that are incorporated by reference into this prospectus and any prospectus supplement.
Bunge Global SA
Bunge Global SA is a Swiss corporation, recorded in the Commercial Register of the Canton of Geneva, Switzerland, with enterprise registration number CHE-318.451.510. We trace our history back to 1818 when we were founded as a trading company in Amsterdam, the Netherlands. We are a holding company and substantially all of our operations are conducted through our subsidiaries. We are a leading global agribusiness and food company with integrated operations that stretch from farmer to consumer. We believe we are a leading:
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global oilseed processor and producer of vegetable oils and protein meals, based on processing capacity;

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global grain processor, based on volume;

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seller of packaged plant-based oils worldwide, based on sales; and

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producer and seller of wheat flours and bakery mixes, in South America, based on volume.

Effective January 1, 2025, we conduct our operations via three reportable segments: Agribusiness, Refined and Specialty Oils, and Milling, organized based upon their similar economic characteristics, products and services offered, production processes, types and classes of customer, and distribution methods. Our remaining operations are not reportable segments and are classified as Corporate and Other, including the historical results of Bunge’s previously recognized Sugar and Bioenergy segment that was primarily comprised of our previously owned 50% interest in the BP Bunge Bioenergia joint venture.
Our Agribusiness segment is an integrated, global business principally involved in the purchase, storage, transportation, processing and sale of agricultural commodities and commodity products. Our Agribusiness operations and assets are located in North and South America, Europe, and Asia-Pacific, and we have merchandising and distribution offices throughout the world.
The Refined and Specialty Oils segment includes businesses that sell vegetable oils and fats, including cooking oils, shortenings, specialty ingredients, and renewable diesel feedstocks. The operations and assets of our Refined and Specialty Oils segment are primarily located in North and South America, Europe and Asia-Pacific. On March 21, 2025, we entered into an agreement to sell our European margarines and spreads business. Completion of the sale is subject to customary closing conditions, including regulatory approval, and it is expected to close in the course of 2026.
The Milling segment includes businesses that sell wheat flours, bakery mixes, and corn-based products. The operations and assets of our Milling segment are located in North and South America. On June 30, 2025, we sold substantially all of our corn milling business in North America in exchange for cash proceeds of $450 million, subject to certain closing adjustments.
Redomestication
On November 1, 2023, we completed the change of the jurisdiction of incorporation of Bunge Global SA from Bermuda to Switzerland (the “Redomestication”). The Redomestication, which was approved by our shareholders, was effected pursuant to a scheme of arrangement under Bermuda law that resulted in the shareholders of Bunge Limited becoming, on a one-for-one basis, the holders of all the issued and outstanding registered shares, par value $0.01 per share, of Bunge Global SA (the “Bunge Shares”). The Bunge Shares began trading on the New York Stock Exchange under the symbol “BG” on November 1, 2023, which is the same symbol under which the Bunge Limited shares were previously traded.

The Acquisition
On the Closing Date, we completed the Acquisition pursuant to the Business Combination Agreement entered into by Bunge Limited, Viterra and its shareholders, including the Viterra Shareholder Group. Pursuant to the terms of the Business Combination Agreement, the Viterra Shareholder Group received 65,611,831 Shares and received approximately $2.0 billion in cash (collectively, the “Transaction Consideration”), in return for 100% of the outstanding equity of Viterra. The Shares issued as Transaction Consideration were issued pursuant to an exemption from the registration requirements set forth in the Securities Act, as permitted by Regulation D promulgated thereby, and constitute “restricted securities” under Rule 144 under the Securities Act. Upon completion of the Acquisition, the Viterra Shareholder Group collectively owned approximately 33% of Bunge Shares.
Viterra operates a leading network of agricultural storage, processing and transport assets connecting producers to consumers with sustainable, traceable and quality-controlled agricultural products. The Acquisition is expected to create an innovative global agribusiness company well-positioned to meet the demands of increasingly complex markets and better serve farmers and end-customers.
Registration Rights Agreements
In connection with the closing of the Acquisition, we entered into Registration Rights Agreements (the “Registration Rights Agreements”) with the Viterra Shareholder Group, pursuant to which we have agreed that we will file a registration statement registering the resale of all of the Shares issued in connection with the Acquisition. This registration statement is being filed to satisfy this obligation.
The registration rights described above will terminate on the earlier of (i) the seven-year anniversary of the date of the Registration Rights Agreements and (ii) with respect to any Holder (as defined therein), on the date that such Holder no longer holds any Registrable Securities (as defined therein).
Shareholder’s Agreements
In connection with the closing of the Acquisition, we entered into shareholder’s agreements (each, a “Shareholder’s Agreement” and collectively, the “Shareholder Agreements”) with each of Glencore and CPP Investments, pursuant to which, among other things, each of Glencore and CPP Investments will have the right to designate:
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two individuals for nomination to the Board of Directors (the “Board of Directors”) of Bunge so long as such Viterra shareholder continues to own at least 10% of the total outstanding of the Shares; and

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one individual for nomination to the Board of Directors so long as such Viterra shareholder continues to own at least five percent but less than 10% of the Shares (each such director nominated by the Viterra shareholder, a “Seller Director”).

Further, the Shareholder’s Agreements impose certain other requirements on each Viterra shareholder with respect to consideration of the composition of the Board of Directors as a whole in connection with its director designation(s) and each Seller Director shall comply with Bunge’s corporate governance guidelines and other corporate governance policies of Bunge.
In addition, for so long as each Viterra shareholder has such board nomination rights, the Board of Directors will select at least one Seller Director to serve on committees of the Board of Directors based on each Seller Director’s expertise, experience and qualifications (as determined by the Board of Directors in good faith); provided, that each Viterra shareholder shall have representation across all committees of the Board of Directors proportional to its representation on the Board of Directors (rounded down to the nearest whole number).
Pursuant to their rights under the Shareholder’s Agreements, Anne Jensen and Adrian Isman were nominated by CPP Investments, and Christopher Mahoney and Markus Walt were nominated by Glencore, to serve on the Board of Directors, and each of these director nominees received strong shareholder support at our 2025 Annual General Meeting of Shareholders. Such individuals were onboarded to serve on the Board of Directors upon the Closing Date.

Each Shareholder’s Agreement will impose certain customary transfer restrictions with respect to Shares issued to the applicable Viterra shareholder, including a prohibition on transfer during an initial one-year lock-up period commencing from Closing Date and a prohibition on transfers to our competitors and activist investors.
Under each Shareholder’s Agreement, the applicable Viterra shareholder has also agreed to customary standstill restrictions in accordance with which, among other things, such Viterra Shareholder will agree to not acquire, or agree to acquire, any additional Shares in excess of 19.9% of all outstanding Shares or other securities issued by Bunge or one of its subsidiaries that derives its value from or has voting rights in respect of (in whole or in part) any Shares or any of Bunge’s subsidiaries, or any rights, options or other derivative securities or contracts or instruments to acquire such ownership that derives its value (in whole or in part) from such securities, subject to certain exceptions set forth in the Shareholder Agreements. Such standstill will be in effect during the period commencing on the Closing Date and continuing until the date that such Viterra Shareholder owns less than 7% of the outstanding Shares.
BCI Lock-Up Agreement
In connection with the closing of the Acquisition, we entered into a Lock-Up Agreement with BCI (the “BCI Lock-Up Agreement”) pursuant to which BCI has agreed not to, directly or indirectly, sell, transfer, assign, pledge, or otherwise dispose of, subject to certain limited exceptions, any of its Shares and any securities of any kind issued by Bunge in respect of such Shares for a six-month period beginning on the Closing Date. During the term of the BCI Lock-Up Agreement, we are required to use commercially reasonable efforts to ensure that the conditions to the availability of Rule 144 are satisfied, including by delivering any required instruction letters and legal opinions to our transfer agent.
Corporate Information
Our registered office and principal executive offices are located at Route de Florissant 13, 1206 Geneva, Switzerland. Our corporate headquarters is located at 1391 Timberlake Manor Parkway, Chesterfield, Missouri, 63017, United States of America, and our telephone number is (314) 292-2000.

RISK FACTORS
Investment in the offered securities involves a high degree of risk. You should consider carefully the risks and uncertainties described under the heading “Risk Factors” in any applicable prospectus supplement and under the caption “Risk Factors” in our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q, current reports on Form 8-K, proxy and information statements and other information filed with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities and Exchange Act, which are incorporated herein by reference, before you decide whether to purchase the offered securities. These risks could materially adversely affect our business, financial condition, results of operations, and cash flows. As a result, the market price of the offered securities may decline, and you may lose part or all of your investment in the offered securities. For more information, see the sections of this prospectus titled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

ENFORCEABILITY OF CIVIL LIABILITIES AGAINST FOREIGN PERSONS
Bunge Global SA is a Swiss corporation. Certain of our officers and directors may be residents of various jurisdictions outside the United States. All or a substantial portion of our assets and the assets of these persons may be located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons or to enforce any U.S. court judgment obtained against us or these persons, including judgments in actions predicated upon the civil liability provisions of U.S. federal securities laws. We have agreed to be served with process with respect to actions based on offers and sales of our securities. To bring a claim against us, you may serve our Corporate Secretary, c/o Bunge Global SA, 1391 Timberlake Manor Parkway, Chesterfield, Missouri 63017, the U.S. agent appointed for such purpose.
Homburger AG, our Swiss legal counsel, has advised us that it is uncertain that Swiss courts would enforce (1) judgments of U.S. courts obtained in actions against us or other persons that are predicated upon the civil liability provisions of U.S. federal securities laws or (2) original actions brought against us or other persons predicated upon the Securities Act. The enforceability in Switzerland of a foreign judgment rendered against Bunge Global SA or such other persons is subject to the limitations set forth in such international treaties by which Switzerland is bound and the Swiss Federal Private International Law Act. In particular, and without limitation to the foregoing, a judgment rendered by a foreign court may only be enforced in Switzerland if:
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such foreign court had jurisdiction;

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such judgment has become final and non-appealable;

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the court procedures leading to such judgment followed the principles of due process of law, including proper service of process; and

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such judgment does not violate Swiss law principles of public policy.

In addition, enforceability of a judgment by a non-Swiss court in Switzerland may be limited if we can demonstrate that it or such other persons were not effectively served with process.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational reporting requirements of the Exchange Act. We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s website at www.sec.gov. You may read and copy any reports, statements and other information filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the Public Reference Room. You may also inspect such SEC reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.
We make available free of charge on or through our website our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and amendments to these reports, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. You may access these documents on the “Investor Center” page of our website at www.bunge.com. We do not intend for information contained on or accessible through our website to be part of this prospectus, other than the documents that we file with the SEC that are expressly incorporated by reference into this prospectus.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the completion of the offering of securities described in this prospectus:
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our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on February 20, 2025;

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our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, as filed with the SEC on May 7, 2025;

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our Current Reports on Form 8-K, as filed with the SEC on January 31, 2025, March 6, 2025, April 4, 2025, May 2, 2025, May 19, 2025, June 12, 2025, June 13, 2025, June 16, 2025, June 30, 2025, July 2, 2025, July 7, 2025 and July 8, 2025; and

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the description of our capital stock in Bunge Global SA’s Form 8-K12G3 filed with the SEC on November 1, 2023, as updated by the description of our capital stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2024, including any subsequently filed amendments and reports updating such description.

We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our current reports on Form 8-K unless, and except to the extent, specified in such current reports.
We will provide, without charge, to any person who receives a copy of this prospectus, upon such recipient’s written or oral request, a copy of any document that this prospectus incorporates by reference, other than exhibits to such incorporated documents, unless such exhibits are specifically incorporated by reference in such incorporated document. Requests should be directed to:
Bunge Global SA
1391 Timberlake Manor Parkway
Chesterfield, MO 63017
Telephone Number: (314) 292-2000
Attn: Secretary
Except as provided above, no other information, including, but not limited to, information on our website, is incorporated by reference in this prospectus.

USE OF PROCEEDS
All of the Shares offered by the selling stockholders pursuant to this prospectus will be sold by the selling stockholders for their respective accounts. We will not receive any of the proceeds from these sales.

DESCRIPTION OF SHARE CAPITAL
The following description sets forth certain material terms and provisions of our securities that are registered under Section 12 of the Exchange Act. This description also summarizes certain provisions of our articles of association (“Articles of Association”) and organizational regulations (“Organizational Regulations”) and applicable provisions of Swiss law. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the applicable provisions of our Articles of Association, Organizational Regulations and applicable provisions of Swiss law. Copies of our Articles of Association and Organizational Regulations are incorporated by reference as exhibits to the registration statement that contains this prospectus. We encourage you to read our Articles of Association and Organizational Regulations and applicable provisions of Swiss law for additional information.
Capital Structure
The Shares, par value $0.01 per Share, are the only outstanding shares of Bunge Global SA.
Issued Share Capital:   As of July 2, 2025, the registered share capital of Bunge Global SA was $2,208,943.73, comprising of 220,894,373 Shares, including 20,837,668 Shares held in treasury.
Capital Band:   Bunge Global SA has a capital band ranging from $1,291,435.78 (lower limit) to $2,421,442.08 (upper limit) and our board of directors is authorized to increase or reduce, within such range, the share capital once or several times and in any (partial) amount or to cause us or any of our group of companies to acquire (including under a share repurchase program) Shares directly or indirectly, until October 19, 2028, without shareholder approval. As of July 2, 2025, the capital increase or reduction may be effected by issuing up to 21,249,835 fully paid-in Shares with a par value of $0.01 each, or cancelling up to 91,750,795 fully paid-in Shares with a par value of $0.01 each, as applicable, or by increasing or reducing the par value of the existing Shares, or by a simultaneous reduction and re-increase of the share capital.
In the event of a share issuance based on our capital band, our board of directors determines all relevant terms of the issuance, including the date of the issuance, the issuance price, the type of contribution, the beginning date for dividend entitlement and, subject to the provisions of our Articles of Association, the conditions for the exercise of the subscription rights with respect to the issuance. Our board of directors may allow subscription rights that are not exercised to expire, or it may place such rights or Shares, the subscription rights of which have not been exercised, at market conditions or use them otherwise in the interest of Bunge Global SA. After October 19, 2028, the capital band will only continue to be available to our board of directors for issuance of additional Shares if a capital band authorization is approved by shareholders.
In a share issuance based on our capital band, our shareholders have subscription rights to obtain newly issued Shares in an amount proportional to the par value of the Shares they already hold. However, our board of directors may withdraw or limit these subscription rights in certain circumstances as set forth in our Articles of Association.
Conditional Share Capital:   Our Articles of Association provide for a conditional capital that authorizes the issuance of additional Shares up to a maximum amount of 20% of the share capital registered in the commercial register (corresponding to up to 32,285,894 Shares) without obtaining additional shareholder approval. These Shares may be issued:
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with respect to up to 19,371,537 fully paid-in Shares, further to the exercise or conversion, exchange, option, warrant, subscription or other rights to acquire Shares or through obligations to acquire Shares that are or were granted to or imposed upon shareholders or third parties alone or in connection with bonds, notes, loans, options, warrants or other securities or contractual obligations of us or any of our group companies; or

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with respect to up to 12,914,357 fully paid-in Shares, to members of our board of directors, members of the executive management team, officers, employees, contractors or consultants of us or our group companies, or other persons providing services to us or our group companies under the terms of our equity incentive plans.

In connection with the issuance of bonds, notes, loans, options, warrants or other securities or contractual obligations convertible into or exercisable or exchangeable for our Shares, our board of directors is authorized to withdraw or limit the advance subscription rights of shareholders in certain circumstances.
The subscription rights of shareholders are excluded with respect to Shares issued to members of our board of directors, members of the executive management team, officers, employees, contractors, consultants or other persons providing services to us or any of our group companies under the terms of our equity incentive plans.
Other Classes or Series of Shares: Our board of directors may not create shares with increased voting powers without the affirmative resolution adopted by shareholders holding at least two-thirds of the voting rights and a majority of the par value of the Shares represented at a general meeting.
Subscription Rights and Advance Subscription Rights
Under the Swiss Code of Obligations (the “Swiss Code”), the prior approval of a general meeting of shareholders is generally required to authorize the issuance, or authorization of the board of directors for the later issuance, of Shares, or rights to subscribe for, or convert into, Shares (which rights may be connected to debt instruments or other financial obligations). In addition, the existing shareholders will have subscription rights in relation to such Shares or rights in proportion to the respective par values of their holdings. The shareholders may, with the affirmative vote of shareholders holding two-thirds of the voting rights and a majority of the par value of the Shares represented at the general meeting, withdraw or limit the subscription rights for valid reasons (such as a merger, an acquisition or any of the reasons authorizing our board of directors to withdraw or limit the subscription rights of shareholders in the context of the capital band as described below).
If the general meeting of shareholders has approved the creation of a capital band or conditional share capital, it will generally delegate the decision whether to withdraw or limit the subscription rights (with respect to the issuance of new Shares) and advance subscription rights (with respect to the issuance of convertible or similar instruments) for valid reasons to our board of directors. Our Articles of Association provide for this delegation with respect to our capital band and conditional share capital in the circumstances described below under “— Capital Band” and “— Conditional Share Capital.”
Capital Band:   Our board of directors is authorized to withdraw or limit the subscription rights with respect to the issuance of Shares based on the capital band and allocate such rights to third parties (including individual shareholders), the company or any of its group companies:
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if the issue price of the new Shares is determined by reference to the market price;

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for raising equity capital in a fast and flexible manner, which would not be possible, or would only be possible with great difficulty or at significantly less favorable conditions, without the exclusion of the subscription rights of existing shareholders;

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for the acquisition of companies, part(s) of companies or investments thereof, for the acquisition of products, intellectual property or licenses by or for investment projects of us or any of our group companies, or for the financing or refinancing of any of such transactions through a placement of Shares;

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for purposes of broadening our shareholder constituency in certain financial or investor markets, for purposes of the participation of strategic partners including financial investors, or in connection with the listing of new Shares on domestic or foreign stock exchanges;

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for purposes of granting an over-allotment option of up to 20% of the total number of Shares in a placement or sale of Shares to the respective initial purchaser(s) or underwriter(s); or

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for the participation of members of our board of directors, members of the executive management team, officers, employees, contractors, consultants or other persons performing services for the benefit of us or any of our group companies.

Conditional Share Capital:   In connection with the issuance of bonds, notes, loans, options, warrants or other securities or contractual obligations convertible into or exercisable or exchangeable for our Shares, the subscription rights of shareholders are excluded and our board of directors is authorized to withdraw or limit the advance subscription rights of shareholders with respect to Shares issued from our conditional share capital if (1) there is a valid reason to withdraw or limit subscription rights of shareholders in connection with the issuance of shares based on the capital band (see immediately above) or (2) the bonds or similar instruments are issued on appropriate terms.
If the advance subscription rights are withdrawn or limited:
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the acquisition price of the Shares shall be set by taking into account the market price prevailing at the date on which the instruments or obligations are issued; and

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the instruments or obligations may be converted, exchanged or exercised during a maximum period of 30 years from the date of the relevant issuance of or entry into the instruments or obligations.

The subscription rights and the advance subscription rights of shareholders are excluded with respect to Shares issued from our conditional share capital to members of our board of directors, members of the executive management team, officers, employees, contractors, consultants or other persons providing services to us or any of our group companies under the terms of our equity incentive plans.
Distributions of Dividends
Under Swiss law, distributions of dividends may be paid out only if the company has sufficient distributable profits from the previous fiscal years, or if the company has freely distributable reserves, including out of capital contribution reserves, each as will be presented on the balance sheet included in the annual standalone statutory financial statements of Bunge Global SA. The affirmative vote of shareholders holding a majority of the votes cast at a general meeting (whereby abstentions, broker nonvotes (if any), blank or invalid ballots shall be disregarded for purposes of establishing the majority) must approve distributions of dividends. Our board of directors may propose to shareholders that dividends be distributed but cannot itself authorize such distribution.
Under the Swiss Code, if our statutory reserves amount to less than 20% of the share capital recorded in the commercial register (i.e., 20% of the aggregate par value of our registered capital), then at least 5% of our annual profit must be allocated to the statutory profit reserve. The Swiss Code and our Articles of Association permit us to accrue additional reserves. In addition, we are required to create a special reserve on our stand-alone annual statutory balance sheet in the amount of the purchase price of Shares any of our group companies repurchase, which amount may not be used for dividends or subsequent repurchases. Shares held directly by us are presented on the stand-alone annual statutory balance sheet as a reduction of total shareholders’ equity.
Swiss companies generally must maintain a separate company, stand-alone “statutory” balance sheet for the purpose of, among other things, determining the amounts available for the return of capital to shareholders, including by way of a distribution of dividends. Our auditor must confirm that a dividend proposal made to shareholders complies with the requirements of the Swiss Code and our Articles of Association. Dividends are usually due and payable shortly after the shareholders have passed a resolution approving the payment; however, it is also possible to pay dividends or other distributions in, for example, quarterly instalments. Our Articles of Association provide that dividends that have not been claimed within five years after the due date become our property and are allocated to the statutory profit reserves.
We expect to declare any distribution of dividends and other capital distributions in U.S. dollars.
Repurchases of Shares
The Swiss Code limits a company’s ability to hold or repurchase its own registered shares. We may only repurchase Shares if and to the extent that sufficient freely distributable reserves are available, as described above. The aggregate par value of all the Shares held by us may not exceed 10% of the registered share capital. However, we may repurchase our Shares beyond the statutory limit of 10% if the shareholders have passed a resolution at a general meeting of shareholders (including as part of the capital band provision included in our Articles of Association) authorizing our board of directors to repurchase Shares in an amount in excess of 10% and the repurchased shares are dedicated for cancellation. Any Shares repurchased pursuant to such an authorization will then be cancelled either upon the approval of shareholders holding a majority of votes cast at a general meeting (whereby abstentions, broker nonvotes (if any), blank or invalid ballots shall be disregarded for purposes of establishing the majority) or, if the authorization is contained in the capital band provision of our Articles of Association, upon our board of directors effecting the cancellation based on the authority granted to it in the capital band provision. Repurchased Shares held by us do not carry any rights to vote at a general meeting of shareholders but are entitled to the economic benefits generally associated with the shares. Resolutions adopted by shareholders at general meetings approving a dividend may exclude treasury shares from dividend entitlement.
Reduction of Share Capital
Capital distributions may also take the form of a distribution of cash or property that is based upon a reduction of our share capital recorded in the commercial register. Such a capital reduction requires the approval of shareholders holding a majority of votes cast at a general meeting (whereby abstentions, broker nonvotes (if any), blank or invalid ballots shall be disregarded for purposes of establishing the majority). A special audit report must confirm that creditors’ claims remain fully covered despite the reduction in the share capital recorded in the commercial register. Before or after the approval by the general meeting of shareholders of the capital reduction, our board of directors must give public notice of the capital reduction resolution in the Swiss Official Gazette of Commerce and notify creditors that they may request, within thirty days, satisfaction of or security for their claims (to the extent that the coverage of creditors’ claims prior to the capital reduction has been reduced). The obligation to provide security does not apply if the reduction of the share capital does not jeopardize the satisfaction of the creditors’ claims. If an unqualified special audit report is available, the law presumes that creditors’ claims are not jeopardized. The presumption may be rebutted by creditors in exceptional circumstances.
General Meetings of Shareholders
The general meeting of shareholders is our supreme corporate body. Ordinary and extraordinary shareholders’ meetings may be held. Among other things, the following powers will be vested exclusively in the general meeting of shareholders:
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adoption and amendment of our Articles of Association;

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election of the chair and the members of our board of directors, the members of the compensation committee, the auditor and the independent voting rights representative;

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approval of the annual management report, the stand-alone statutory financial statements and the consolidated financial statements;

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approval on the allocation of profit shown on the balance sheet contained in the stand-alone statutory financial statements of the company, in particular the determination of dividend and other capital distributions to shareholders (including by way of repayment of statutory capital reserve (such as in the form of qualifying capital contribution reserves));

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discharge of the members of our board of directors and the persons entrusted with management from liability for business conduct to the extent such conduct is known to the shareholders;

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the approval of the compensation of our board of directors and the executive management team pursuant to the Articles of Association, and the advisory vote on the report (established under Swiss law) pertaining to the compensation of our board of directors and executive management in the prior fiscal year;

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the delisting of our equity securities;

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the approval of the report on non-financial matters pursuant to article 964c of the Swiss Code; and

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any other resolutions that are submitted to a general meeting of shareholders pursuant to law, our Articles of Association or by voluntary submission by our board of directors (unless a matter is within the exclusive competence of our board of directors pursuant to the Swiss Code).

Under the Swiss Code and our Articles of Association, we must hold an annual, ordinary general meeting of shareholders within six months after the end of its fiscal year for the purpose, among other things, of approving the annual (standalone and consolidated) financial statements and the annual management report, annually electing the chair of our board of directors and the directors, the members of the compensation committee, and annually approving the maximum aggregate compensation payable to our board of directors and the members of the executive management team. The invitation to general meetings may, at the election of our board of directors, be published in the Swiss Official Gazette of Commerce, be included in the proxy statement filed in connection with the relevant ordinary general meeting, or given to the most recent contact information of the shareholders at least 20 calendar days prior to the relevant general meeting of shareholders. No resolutions may be passed at a shareholders’ meeting concerning agenda items for which proper notice was not given. This does not apply, however, to proposals made during a shareholders’ meeting to convene an extraordinary meeting, to initiate a special investigation or to elect an auditor. No previous notification will be required for proposals concerning items included on the agenda or for debates as to which no vote is taken.
Annual general meetings of shareholders may be convened by our board of directors or, under certain circumstances, by our statutory auditor. A general meeting of shareholders can be held in Switzerland or abroad. We expect to set the record date for each general meeting of shareholders on a date not more than 20 calendar days prior to the date of each general meeting and announce the date of the general meeting of shareholders prior to the record date.
An extraordinary general meeting may be called in the circumstances provided by law, the resolution of our board of directors or, under certain circumstances, by the auditor. In addition, our board of directors is required to convene an extraordinary general meeting of shareholders if so resolved by the general meeting of shareholders, or if so requested by shareholders holding an aggregate of at least 5% of the Shares or votes, specifying the items for the agenda and their proposals. Our board of directors may include any additional agenda items or proposals. If our board of directors does not comply with the request to publish the notice of the extraordinary general meeting within a reasonable period of time, but at the latest within 60 days, the requesting shareholders may request the court to order that the meeting be convened.
Under our Articles of Association, shareholders who hold, alone or together, at least 0.5% of the share capital or votes and are insofar recorded in the share register may request that an item be included on the agenda of a general meeting of shareholders. Such shareholder may also nominate one or more directors for election. A request for inclusion of an item on the agenda must be in writing and received by us at least 120 but not more than 150 calendar days prior to the meeting. To nominate a nominee, the shareholder must, no earlier than 150 calendar days and no later than 120 calendar days prior to the first anniversary of the date (as stated in our proxy materials) on which our definitive proxy statement for the prior year’s annual general meeting was first released to our shareholders, deliver a notice to, and such notice must be received by, us at our registered office; provided, however, that if the annual general meeting is not scheduled to be held within a period beginning 30 days before such anniversary date and ending 30 days after such anniversary date, the notice shall be given in the manner provided herein by the later of the close of business on the date that is 180 days prior to such other meeting date or the tenth day following the date that we first make public disclosure regarding such other meeting date. The request must specify the relevant agenda items and proposals, together with evidence of the required shares recorded in the share register, as well as any other information as would be required to be included in a proxy statement pursuant to the rules of the SEC.
Under the Swiss Code, a general meeting of shareholders for which a notice of meeting has been duly published may not be adjourned without publishing a new notice of meeting.
Voting
Each Share carries one vote at a general meeting of shareholders. Voting rights may be exercised by shareholders registered in our share register, through the independent voting rights representative elected by shareholders at each annual general meeting, their legal representative or, on the basis of a written proxy, by any other representative who need not be a shareholder.
Shareholders wishing to exercise their voting rights who hold their shares through a broker, bank or other nominee should follow the instructions provided by such broker, bank or other nominee or, absent instructions, contact such broker, bank or other nominee for instructions. Shareholders holding their shares through a broker, bank or other nominee will not automatically be registered in our share register. If any such shareholder wishes to be registered in our share register, such shareholder should contact the broker, bank or other nominee through which it holds our Shares.
Our Articles of Association do not limit the number of Shares that may be voted by a single shareholder.
Treasury shares, whether owned by Bunge Global SA or one of our controlled subsidiaries, will not be entitled to vote at general meetings of shareholders.
Pursuant to the Swiss Code, shareholders have the exclusive right to determine the following matters:
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adoption and amendment of our Articles of Association;

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election of members of our board of directors, its chair, the members of the compensation committee, the independent voting rights representative, and the statutory auditor;

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approval of the annual management report, the stand-alone statutory financial statements and the consolidated financial statements;

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approval on the allocation of profit shown on the balance sheet contained in the stand-alone statutory financial statements of the company, in particular the determination of dividend and other capital distributions to shareholders (including by way of repayment of statutory capital reserve (such as in the form of qualifying capital contribution reserves);

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discharge of the members of our board of directors and the persons entrusted with management from liability for previous business conduct to the extent such conduct is known to the shareholders;

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the approval of the compensation of our board of directors and the executive management team pursuant to the Articles of Association, and the advisory vote on the report (established under Swiss law) pertaining to the compensation of our board of directors and executive management in the prior fiscal year;

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the delisting of our equity securities;

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the approval of the report on non-financial matters pursuant to article 964c CO; and

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any other resolutions that are submitted to a general meeting of shareholders pursuant to law, our Articles of Association or by voluntary submission by our board of directors (unless a matter is within the exclusive competence of our board of directors pursuant to the Swiss Code).

Pursuant to our Articles of Association, the shareholders generally pass resolutions by the affirmative vote of a majority of the votes cast at the meeting (broker nonvotes, abstentions and blank and invalid ballots will be disregarded), unless otherwise provided by law or our Articles of Association. In an election in which the number of candidates exceeds the number of the respective positions that are on the agenda at the general meeting, the candidates are elected by a plurality of the votes cast at the general meeting, such that the candidates receiving the most affirmative votes (up to the number of candidates to be elected) are elected and a majority votes cast shall not be a prerequisite to the election.
In addition, the NYSE requires a shareholder vote for certain matters such as:
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the approval of equity compensation plans (or certain amendments to such plans);

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the issuance of shares equal to or in excess of 20% of the voting power of the shares outstanding before the issuance of such shares (subject to certain exceptions, such as public offerings for cash and certain bona fide private placements);

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certain issuances of shares to related parties; and

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issuances of shares that would result in a change of control.

For these types of matters, the minimum vote which will constitute shareholder approval for NYSE listing purposes is the approval by a majority of votes cast, provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal.

The Swiss Code requires the affirmative vote of at least two-thirds of the voting rights and a majority of the par value of the Shares, each as represented at a general meeting to approve the following matters:
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the amendment to or the modification of our corporate purpose;

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the consolidation of our shares;

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an increase in share capital through the conversion of equity surplus, against contributions in kind or by way of set-off with a receivable and the granting of special privileges;

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the limitation or withdrawal of subscription rights;

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the introduction or amendment of a conditional share capital or the introduction or amendment of a capital band;

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the restriction of the transferability of Shares and the cancellation of such restriction(s);

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the introduction of shares with privileged voting rights;

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the change of currency of the share capital;

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the introduction of the casting vote of the acting chair in the general meeting;

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the delisting of our equity securities;

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the relocation of our place of incorporation;

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the introduction of an arbitration provision in the Articles of Association; and

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the dissolution of Bunge Global SA.

The same supermajority voting requirements apply to resolutions in relation to transactions based on the Swiss Federal Act on Mergers, Demergers, Transformations and the Transfer of Assets (the “Merger Act”), including a merger, demerger or conversion of a corporation (other than a cash-out or certain squeeze- out mergers, in which minority shareholders of the company being acquired may be compensated in a form other than through shares of the acquiring company, for instance, through cash or securities of a parent company of the acquiring company or of another company — in such a merger, an affirmative vote of 90% of the outstanding Shares is required). Swiss law may also impose the supermajority voting requirement in connection with the sale of “all or substantially all of its assets” by us.
Proxy Access
For any general meeting, a shareholder may submit a request to us to include a nominee in our proxy statement. A request for inclusion of a nominee must be in writing and received by us at least 120 but not more than 150 calendar days prior to the anniversary of the general meeting for the preceding year. If the shareholder’s request includes all required information and documents, we shall include in our proxy statement the name of the shareholder’s nominee for election, any required disclosures about the shareholder’s nominee, and the shareholder’s statement of support for the nominee (which may not exceed 500 words). We may also include, in our exclusive discretion, additional information relating to the nominee, including any statement in opposition to the nomination.
Say on Pay
We are required to hold non-binding shareholder advisory votes on executive compensation required by SEC rules. We hold these advisory votes on an annual basis. In addition, under Swiss law, we are required to hold annual binding shareholder votes on the prospective maximum aggregate amount of compensation of each of the board of directors (for the period between annual meetings) and the executive management team (for the fiscal year commencing after the annual general meeting at which ratification is sought). Shareholders are further required to vote at each annual general meeting, on an advisory basis, on the compensation report (established under Swiss law) regarding the compensation of the members of the board of directors and the executive management team in the preceding fiscal year.

Environmental, Social and Governance Matters
Pursuant to article 964a et seq. of the Swiss Code, we are required to prepare a report covering five non-financial matters, namely environmental matters (in particular climate matters), social issues, employee-related issues (including diversity aspects), respect for human rights, and combating corruption. The report must include (i) a description of our business model, (ii) a description of the policies adopted in relation to these matters, including the due diligence applied, (iii) a presentation of the measures taken to implement these policies and an assessment of the effectiveness of these measures, (iv) a description of the main risks related to these matters and how we are dealing with these risks, and (v) the main performance indicators for our activities in relation to these matters. We are required to submit the report with respect to the previous fiscal year to our shareholders for approval at each annual general meeting.
In addition, under the Swiss Code of Obligations regarding due diligence and transparency in relation to child labor in the supply chain, we are required to establish (1) a supply chain policy on child labor, (2) a supply chain traceability system that includes and documents for each product or service for which there are reasonable grounds to suspect child labor, which comprises (a) a description of the product or service, (b) the trade name and the names and addresses of the supplier, and (c) the production sites or the service provider for the undertaking, (3) as an early warning mechanism for risk identification, a reporting procedure that allows interested parties to raise reasonable concerns about the existence of a potential or actual adverse impact related to child labor, and (4) a risk management plan which identifies and assesses the risks in the supply chain according to the likelihood of occurrence and severity of adverse impacts and eliminates, prevents, or minimizes such risks on that basis. We are required to publish a report regarding compliance with our child labor due diligence obligations by June 30 of each year with respect to the previous fiscal year.
Quorum for General Meetings
Pursuant to our Articles of Association, the presence of shareholders at the commencement of a general meeting, in person or by proxy, holding at least a majority of the Shares recorded in our share register and generally entitled to vote at a meeting, is a quorum for adoption of any resolution or election at such general meeting. Our board of directors has no authority to waive the quorum requirements stipulated in the Articles of Association.
Inspection of Books and Records
Under the Swiss Code, a shareholder has a right to inspect the share register with regard to its, his or her own shares and otherwise to the extent necessary to exercise its, his or her shareholder rights. No other person has a right to inspect the share register. The books and correspondence of a Swiss company may be inspected with the express authorization of the general meeting of shareholders or by resolution of our board of directors and subject to the safeguarding of the company’s business secrets. At a general meeting of shareholders, any shareholder is entitled to request information from our board of directors concerning the affairs of the company. Shareholders may also ask the auditor questions regarding its audit of the company. Our board of directors and the auditor must answer shareholders’ questions to the extent necessary for the exercise of shareholders’ rights and subject to safeguarding prevailing business secrets or other material interests of ours.
Special Investigation
If the shareholders’ inspection and information rights as outlined above prove to be insufficient, any shareholder may propose to the general meeting of shareholders that specific facts be examined by a special commissioner in a special investigation. If the general meeting of shareholders approves the proposal, we or any shareholder may, within three months after the general meeting of shareholders, request the court at our registered office to appoint a special commissioner. If the general meeting of shareholders rejects the request, one or more shareholders representing at least 5% of the share capital or voting rights may request the court to appoint a special commissioner. The court will issue such an order if the petitioners can demonstrate that our board of directors, any of our directors or officers infringed the law or our Articles of Association and thereby damaged the company or the shareholders. The costs of the investigation would generally be allocated to us and only in exceptional cases to the petitioners.

Compulsory Acquisitions; Appraisal Rights
Business combinations and other transactions that are binding on all shareholders are governed by the Merger Act. A statutory merger or demerger requires that at least 66 2∕3% of the Shares and a majority of the par value of the Shares represented at the general meeting of shareholders vote in favor of the transaction. Under the Merger Act, a “demerger” may take two forms:
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a legal entity may divide all of its assets and transfer such assets to other legal entities, with the shareholders of the transferring entity receiving equity securities in the acquiring entities and the transferring entity dissolving upon deregistration in the commercial register; or

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a legal entity may transfer all or a portion of its assets to other legal entities, with the shareholders of the transferring entity receiving equity securities in the acquiring entities.

If a transaction under the Merger Act receives all of the necessary consents, all shareholders would be compelled to participate in the transaction.
Swiss companies may be acquired by an acquirer through the direct acquisition of the share capital of the Swiss company. With respect to corporations limited by shares, such as us, the Merger Act provides for the possibility of a so-called “cash-out” or “squeeze-out” merger if the acquirer controls 90% of the outstanding Shares. In these limited circumstances, minority shareholders of the company being acquired may be compensated in a form other than through shares of the acquiring company (for instance, through cash or securities of a parent company of the acquiring company or of another company). For business combinations effected in the form of a statutory merger or demerger and subject to Swiss law, the Merger Act provides that if the equity rights have not been adequately preserved or compensation payments in the transaction are unreasonable, a shareholder may request the competent court to determine a reasonable amount of compensation.
In addition, under Swiss law, the sale of “all or substantially all of its assets” by us may require a resolution of the general meeting of shareholders passed by holders of at least two-thirds of the voting rights and a majority of the par value of the Shares, each as represented at the general meeting of shareholders. Whether or not a shareholder resolution is required depends on the particular transaction, including whether the following test is satisfied:
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the company sells a core part of its business, without which it is economically impracticable or unreasonable to continue to operate the remaining business;

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the company’s assets, after the divestment, are not invested in accordance with the company’s statutory business purpose; and

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the proceeds of the divestment are not earmarked for reinvestment in accordance with the company’s business purpose but, instead, are intended for distribution to shareholders or for financial investments unrelated to the company’s business.

If all of the foregoing apply, a shareholder resolution would likely be required.
Anti-Takeover Provisions
Our Articles of Association have provisions that could have an anti-takeover effect. The Articles of Association have a capital band provision, according to which our board of directors is authorized, at any time until October 19, 2028, to limit or withdraw the preemptive rights of the existing shareholders in various circumstances. Under the capital band, our board of directors has authority to issue up to 21,249,835 new Shares or to cancel or reduce the par value of up to 91,750,795 Shares until October 19, 2028.
This provision, as well as any additional anti-takeover measures our board of directors could adopt in the future, could make it more difficult for a third party to acquire us, even if the third party’s offer may be considered beneficial by many shareholders. As a result, shareholders may be limited in their ability to obtain a premium for their shares.
Legal Name; Formation; Fiscal Year; Registered Office
The legal and commercial name of Bunge Global SA is Bunge Global SA. Bunge Global SA was initially formed on February 14, 2023. Bunge Global SA is incorporated and domiciled in Geneva,

Switzerland, and operates under the Swiss Code as a stock corporation (Aktiengesellschaft). Bunge Global SA is recorded in the Commercial Register of the Canton of Geneva with the registration number CHE-318.451.510. Bunge Global SA’s fiscal year is the calendar year.
The address of Bunge Global SA’s registered office is Bunge Global SA, Route de Florissant 13, 1206 Geneva, Switzerland.
Corporate Purpose
Bunge Global SA’s business purpose is to acquire, hold, manage, exploit and sell, whether directly or indirectly, investments in businesses in Switzerland and abroad including, without limitation, the development, processing and marketing of agricultural, fuel, and other products and services. Bunge Global SA may engage in all other types of transactions that appear appropriate to promote, or are related to, its business purpose. Bunge Global SA may acquire, hold, manage, mortgage and sell real estate and intellectual property rights in Switzerland and abroad and may also fund other companies, in Switzerland or abroad.
Duration; Dissolution; Rights upon Liquidation
Bunge Global SA’s duration is unlimited. We may be dissolved at any time with the approval of shareholders holding two-thirds of the voting rights and a majority of the par value of the Shares, each as represented at a general meeting. Dissolution by court order is possible if we become bankrupt, or for cause at the request of shareholders holding at least 10% of our share capital. Under Swiss law, any surplus arising out of liquidation, after the settlement of all claims of all creditors, will be distributed to shareholders in proportion to the paid-up par value of Shares held, with the difference between the par value plus qualifying capital contributions reserves and the amount of the distribution being subject to Swiss withholding tax requirements of 35%, all or part of which can potentially be reclaimed under the relevant tax rules in Switzerland or double taxation treaties concluded between Switzerland and foreign countries. Our Shares carry no privilege with respect to such liquidation surplus.
Uncertificated Shares
The Shares are issued in uncertificated, book-entry form.
Stock Exchange Listing
The Shares are listed on NYSE and trade under the symbol “BG.”
No Sinking Fund
The Shares have no sinking fund provisions.
No Liability for Further Calls or Assessments
The Shares are duly and validly issued, fully paid and nonassessable.
No Redemption and Conversion
The Shares are not convertible into shares of any other class or series or subject to redemption either by us or the holder of the Shares.
Transfer and Registration of Shares
We have not imposed any restrictions applicable to the transfer of our Shares. So long as and to the extent that the Shares are intermediated securities within the meaning of the Swiss Federal Intermediated Securities Act, (i) any transfer of the Shares is effected by a corresponding entry in the securities deposit account of a bank or a depository institution, (ii) none of the Shares can be transferred by way of assignment, and (iii) a security interest in any of the Shares cannot be granted by way of assignment. Any person who acquires the Shares may submit a request to us to be entered into the share register as a shareholder with voting rights, provided such persons expressly declare that they have acquired the Shares in their own name and for their own account, that there is no agreement on the redemption of the Shares and that they bear the economic risk associated with the Shares. Our board of directors may record nominees who hold Shares in their own name, but for the account of third parties, as shareholders of record with voting rights in the share register of the Company. Beneficial owners of Shares who hold Shares through a nominee exercise the shareholders’ rights through the intermediation of such nominee. Our share register will initially be kept by Computershare Inc., which acts as transfer agent and registrar. The share register reflects only record owners of the Shares. Swiss law does not recognize fractional share interests.

SELLING STOCKHOLDERS
Up to 65,611,831 Shares are being offered by this prospectus, all of which are being offered for resale for the account of the selling stockholders. The selling stockholders may from time to time offer and sell pursuant to this prospectus any or all of the Shares being registered.
The table below sets forth certain information known to us, based upon written representations from the selling stockholders, with respect to the beneficial ownership of our Shares held by the selling stockholders as of July 2, 2025, the Closing Date. Because the selling stockholders may sell, transfer or otherwise dispose of all, some or none of the Shares covered by this prospectus, we cannot determine the number of Shares that will be sold, transferred or otherwise disposed of by the selling stockholders, or the amount or percentage of Shares that will be held by the selling stockholders upon termination of any particular offering. See “Plan of Distribution.” For purposes of the table below, we assume that the selling stockholders will sell all of their Shares covered by this prospectus.
In the table below, the percentage of Shares beneficially owned is based on 200,056,705 Shares outstanding as of July 2, 2025, determined in accordance with Rule 13d-3 under the Exchange Act. Under such rule, beneficial ownership includes any Shares over which the selling stockholder has sole or shared voting power or investment power and also any Shares that the selling stockholder has the right to acquire within 60 days of such date through the exercise of any options, warrants or other rights. Except as otherwise indicated, we believe that the selling stockholders have sole voting and investment power with respect to all Shares shown as beneficially owned by them. The beneficial ownership information presented in this table is not necessarily indicative of beneficial ownership for any other purpose.
	Shares Beneficially Owned Prior to this Offering		Maximum Number of Shares That May Be Offered	Shares Beneficially Owned After This Offering
	Number	Percentage		Number(1)	Percentage
Selling Stockholder:
Danelo Limited(2)	32,806,103	16.4%	32,806,103	—	—
CPPIB Monroe Canada, Inc.(3)	26,244,732	13.1%	26,244,732	—	—
British Columbia Investment Management Corporation(4)	6,560,996	3.3%	6,560,996	—	—

(1)
Assumes the sale of all Shares being offered pursuant to this prospectus.

(2)
The reported Shares are directly owned by Danelo Limited (“Danelo”). The reported Shares may be deemed to be indirectly owned by each of Glencore International AG (“GIAG”) and Glencore plc, a company organized under the laws of Jersey, Channel Islands (“Glencore Parent”). Danelo is a direct wholly-owned subsidiary of GIAG. Glencore Parent is the parent company of GIAG and Danelo.

(3)
The reported Shares are directly owned by CPPIB Monroe Canada, Inc. (“CPPIB Monroe”) and may be deemed to be indirectly owned by each of Canada Pension Plan Investment Board (“CPPIB Parent”), CPP Investment Board Private Holdings (5), Inc. (“CPPIB-PH(5)”) and CPP Investment Board Private Holdings (6) Inc. (“CPPIB-PH(6)”). CPPIB Monroe is an indirect wholly-owned subsidiary of CPPIB Parent and CPPIB-PH(5), and a direct wholly-owned subsidiary of CPPIB-PH(6). CPPIB Parent is the parent company of CPPIB-PH(5), CPPIB-PH(6) and CPPIB Monroe.

(4)
The reported Shares are directly owned by British Columbia Investment Management Corporation (“BCIMC”). Gordon Fyfe, the Chief Investment Officer of BCIMC, and his delegate Lincoln Webb, as Executive Vice President & Global Head, Infrastructure & Renewable Resources of BCIMC, in such capacities have investment and voting control over such Shares. Each of Messrs. Fyfe and Webb disclaim beneficial ownership of such Shares, except to the extent of their respective pecuniary interests therein.

Material Relationships with Selling Stockholders
We provide more information about our relationship with the selling stockholders in the section of this prospectus entitled “Summary — The Acquisition” on page 5.

PLAN OF DISTRIBUTION
The selling stockholders may, from time to time in one or more transactions on one or more exchanges, in the over-the-counter market or any other organized market where our Shares may be traded, sell any or all of their Shares offered hereby through broker-dealers or agents, directly to one or more purchasers or through a combination of any such methods of sale. The selling stockholders may distribute the Shares offered hereby from time to time in one or more transactions:
•
at a fixed price or prices, which may be changed and which may be higher or lower than market prices;

•
at market prices prevailing at the time of sale;

•
at prices related to such prevailing market prices; or

•
at negotiated prices.

The selling stockholders may use any one or more of the following methods when selling the Shares offered hereby:
•
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•
one or more block trades in which the broker-dealer will attempt to sell such shares as agent or principal of all of such Shares held by the selling stockholder;

•
purchases by a broker-dealer as principal and resale by such broker-dealer for its account;

•
an exchange distribution in accordance with the rules of the applicable exchange;

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privately negotiated transactions;

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in underwritten transactions;

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settlement of short sales;

•
agreements between broker-dealers and the selling stockholder to sell a specified number of the Shares at a stipulated price per share;

•
a combination of any such methods of sale; and

•
any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling the Shares offered hereby to or through broker-dealers or agents, such broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the Shares offered hereby for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the Shares offered hereby or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Shares offered hereby in the course of hedging in positions they assume. The selling stockholders may also sell the Shares offered hereby short and deliver the Shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge the Shares offered hereby to broker-dealers that in turn may sell such Shares.
The selling stockholders may pledge or grant a security interest in some or all of the Shares offered hereby and owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell such Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424 or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the Shares offered hereby in other circumstances, in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer participating in the distribution of the Shares offered hereby may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act.
At the time a particular offering of the Shares offered hereby is made, a prospectus supplement, if required, will be distributed, which will set forth the names of the selling stockholders, the aggregate amount of the Shares being offered and the terms of the offering, including, to the extent required, the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.
The aggregate proceeds to the selling stockholders from the sale of the Shares offered by them hereby will be the purchase price of the Shares less discounts and commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of the Shares to be made directly or through agents. We will not receive any of the proceeds from this offering.
Under the securities laws of some states, the Shares offered hereby may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Shares offered hereby may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
There can be no assurance that the selling stockholders will sell any or all of the Shares registered pursuant to the registration statement of which this prospectus forms a part. Any Shares covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. In addition, a selling stockholder may transfer, devise or gift the Shares by other means not described in this prospectus.
Additionally, the selling stockholders may elect to make an in-kind distribution of the Shares to their respective members, partners or stockholders pursuant to the registration statement of which this prospectus forms a part. To the extent that such members, partners or stockholders are not affiliates of ours, such members, partners or stockholders would thereby receive freely tradeable registered shares pursuant to the distribution through the registration statement of which this prospectus forms a part. The selling stockholders also may transfer Shares in other circumstances, in which case the transferees or other successors in interest may be the selling beneficial owners for purposes of this prospectus.
The selling stockholders and any broker-dealers or agents that are involved in selling the Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.
The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Shares offered hereby by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Shares offered hereby to engage in market-making activities with respect to the Shares offered hereby. All of the foregoing may affect the marketability of the Shares offered hereby and the ability of any person or entity to engage in market-making activities with respect to the Shares offered hereby.
We have agreed to pay all fees and expenses incurred in connection with this registration; provided, however, that we will not be responsible for any legal fees or selling expenses for any selling stockholder, including any broker’s fees or commissions, if any, except for an underwritten offering in which case we have agreed to pay certain legal fees and selling expenses. We have agreed to indemnify the selling stockholders and underwriters, if applicable, against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, or the selling stockholders may be entitled to contribution. As permitted by applicable law, we may be indemnified by the selling stockholders or underwriters against civil liabilities, including liabilities under the Securities Act, that may arise from written information furnished to us by the selling stockholders specifically for use in the registration statement of which this prospectus forms a part, or we may be entitled to contribution. As permitted by applicable law, the selling stockholders may indemnify any broker-dealer or underwriter that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities under the Securities Act.
Once sold under the registration statement of which this prospectus forms a part, the Shares offered hereby will be freely tradable in the hands of persons other than our affiliates.

MATERIAL TAX CONSEQUENCES
Material U.S. Federal Income Tax Consequences
The following is a discussion of the material U.S. federal income tax consequences to Holders (as defined below) of the ownership and disposition of shares. This discussion applies only to Holders who hold shares as “capital assets” for U.S. federal income tax purposes (generally, property held for investment purposes), and does not describe all of the U.S. federal income tax consequences that may be relevant to Holders in light of their particular circumstances, including alternative minimum tax and Medicare contribution tax consequences, as well as differing tax consequences that may apply if a Holder is, for instance:
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a bank or other financial institution;

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an insurance company;

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a regulated investment company;

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a real estate investment trust;

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a broker or dealer in securities;

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a trader in securities that uses a mark-to-market method of tax accounting;

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holding shares as part of a conversion or constructive sale transaction, straddle, wash sale or other integrated transaction;

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a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar;

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a tax-exempt entity or governmental organization;

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a U.S. Holder that holds shares through a non-U.S. entity or non-U.S. account, or through an individual retirement or other tax-deferred account;

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any person that owns, actually and/or constructively, 10% or more of our stock (by value) or 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•
a former citizen or long-term resident of the United States; or

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an S corporation, partnership or other pass-through entity for U.S. federal income tax purposes or a person that holds shares through any such entity.

This summary is based on the Internal Revenue Code of 1986, as amended to the date hereof, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, changes to any of which subsequent to the date of this registration statement may affect the tax consequences described herein, possibly on a retroactive basis. This summary does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than U.S. federal income taxes (such as estate and gift taxes). Holders should consult their tax advisors with regard to the application of the U.S. federal tax laws to their particular situation, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.
For purposes of this discussion, you are a “U.S. Holder” if, for U.S. federal income tax purposes, you are a beneficial owner of shares that is:
•
a citizen or individual resident of the United States, as defined for U.S. federal income tax purposes;

•
a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state therein or the District of Columbia;

•
an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons has the authority to control all substantial decisions of the trust or (ii) it has a valid election in place under applicable Treasury regulations to be treated as a U.S. person.

A “Non-U.S. Holder” is any beneficial owner of shares that, for U.S. federal income tax purposes, is an individual, corporation, estate, or trust that is not a U.S. Holder.
As used in this discussion, a “Holder” means a U.S. Holder, a Non-U.S. Holder, or both, as the context may require.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares, the tax treatment of the partnership and a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Such partner or partnership should consult its own tax advisor as to the U.S. federal income tax consequences of the ownership and disposition of shares.
ALL HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR FEDERAL, STATE, LOCAL, AND NON-U.S. TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF SHARES.
U.S. Holders
Distributions on the Shares
Subject to the discussion under “— PFIC Considerations” below, the gross amount of a distribution paid with respect to the shares, including the full amount of any Swiss withholding tax on such amount, will be a dividend for U.S. federal income tax purposes to the extent of our current-year and/or accumulated earnings and profits (as determined for U.S. federal income tax purposes). Distributions in excess of our current-year and accumulated earnings and profits will be treated first as a tax-free return of capital to the extent of the U.S. Holder’s tax basis in the shares and will reduce (but not below zero) such basis. A distribution in excess of our current-year and accumulated earnings and profits and the U.S. Holder’s tax basis in the shares will be treated as capital gain realized on the sale or exchange of such shares. However, we may be unable to determine the portion of a distribution that is a dividend for U.S. federal income tax purposes, in which case we will be required to report the entire amount of such distribution as a dividend. U.S. Holders that are corporations generally will not be entitled to claim a dividends received deduction with respect to distributions received from us. The amount of any distribution of property other than cash will be the fair market value of such property on the date of such distribution.
In general, dividends paid with respect to the shares to certain non-corporate U.S. Holders will be treated as “qualified dividend income,” which is taxable to such a U.S. Holder at preferential capital gain tax rates provided that (i) our shares are readily tradable on an established securities market in the United States (such as the NYSE) or we are eligible for the benefits of a comprehensive income tax treaty with the United States that the IRS has determined is satisfactory and that includes an exchange of information program, (ii) as discussed below in “— PFIC Considerations,” we are not a PFIC for the taxable year during which the dividend is paid or the immediately preceding taxable year, and (iii) certain holding period and other requirements are satisfied. For purposes of clause (i) above, our shares should be treated as readily tradable on an established securities market in the United States so long as they are listed on the NYSE.
U.S. Holders would be subject to special rules relating to foreign currency transactions if we were to make distributions in a currency other than in United States dollars. In that case, U.S. Holders should consult their tax advisors regarding the application of such rules.
Foreign Tax Credit
In general, dividends paid with respect to the shares will constitute foreign source income and will be considered passive category income for purposes of computing the foreign tax credit allowable to U.S. Holders. The calculation of foreign tax credits involves the application of complex rules that depend on a U.S. Holder’s particular circumstances and is subject to certain limitations. U.S. Holders are urged to consult their own tax advisors regarding the availability of foreign tax credits.
Sale, Exchange, or Other Taxable Disposition of Shares
Subject to the discussion under “— PFIC Considerations” below, in general, the sale, exchange, or other taxable disposition of shares will result in taxable gain or loss to a U.S. Holder equal to the difference between

(i) the amount of cash plus the fair market value of any other property received by such U.S. Holder in the sale, exchange, or other taxable disposition and (ii) such U.S. Holder’s adjusted basis in the shares.
Gain or loss recognized on the sale, exchange, or other taxable disposition of shares generally will be capital gain or loss and will be long-term capital gain or loss if the shares have been held for more than one year at the time of the sale, exchange, or other taxable disposition. Long-term capital gains of non-corporate U.S. Holders (including individuals) generally are subject to tax at preferential U.S. federal income tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss recognized generally will be treated as U.S. source income or loss for purposes of computing a U.S. Holder’s foreign tax credit for U.S. federal income tax purposes and, as a result of the U.S. foreign tax credit limitation, foreign taxes, if any, imposed upon capital gains in respect of the shares may not be creditable. U.S. Holders should consult their own tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of shares, including the availability of a foreign tax credit or deduction in respect of any foreign tax imposed on a sale or other disposition of shares.
PFIC Considerations
The treatment of U.S. Holders could differ materially from that described above if, at any relevant time, we were or we become a passive foreign investment company (“PFIC”). For U.S. federal income tax purposes, we would be treated as a PFIC for any taxable year in which after applying relevant look-through rules with respect to the income and assets of subsidiaries, either:
•
75% or more of our gross income for such taxable year consists of passive income (generally, dividends, interest, gains from the sale or exchange of investment property, and certain rents and royalties); or

•
the average percentage (based on quarterly measurements) of the value of our assets that produce, or are held for the production of, passive income is at least 50%.

For this purpose, we are deemed to own our proportionate share of the assets and to receive directly our proportionate share of the income of any other corporation and any partnership in which we own, directly or indirectly, at least 25% of the value of the equity interests.
We may be treated as a PFIC for the current taxable year or any future taxable year. The PFIC rules are complex and are based on the composition of our income or assets from time to time. Because the determination of whether we are a PFIC must be made on an annual basis, we cannot assure U.S. Holders that we will not be a PFIC for the current taxable year or become a PFIC for any future taxable years.
As discussed more fully below, if we were to be treated as a PFIC for any taxable year, a U.S. Holder would be subject to different, generally adverse, taxation rules depending on whether or not the U.S. Holder makes (i) an election to treat us as a qualified electing fund (a “QEF” election) or (ii) a “mark-to-market” election with respect to the shares, as discussed below. If we are a PFIC, a U.S. Holder generally will be subject to the PFIC rules described herein with respect to any of our subsidiaries that are PFICs. However, the mark-to-market election discussed below generally will not be available with respect to shares of any such PFIC subsidiaries. In addition, if a U.S. Holder owns shares during any taxable year in which we are a PFIC, such U.S. Holder must file an annual report with the IRS on IRS Form 8621. A failure to file this report as required may toll the running of the statute of limitations in respect of each of the U.S. Holder’s taxable years for which the report is required to be filed. As a result, the taxable years with respect to which the U.S. Holder fails to file the report may remain open to assessment by the IRS indefinitely, until the report is filed.
Taxation of U.S. Holders Making a Timely QEF Election
If a U.S. Holder makes a timely QEF election in a taxable year, then for that and for all subsequent taxable years in which such U.S. Holder has held the shares and we are a PFIC, such U.S. Holder must include in income for such U.S. Holder’s taxable year its pro rata share of our ordinary earnings and net capital gain, if any, for our taxable years that end with or within the taxable year for which the U.S. Holder is reporting, regardless of whether the U.S. Holder received any distributions from us in that year. The U.S. Holder’s adjusted basis in the shares will be increased to reflect taxed but undistributed earnings and profits. Distributions of earnings and profits that were previously taxed will result in a corresponding reduction in the U.S. Holder’s adjusted basis in the shares and will not be taxed again once distributed. A U.S. Holder generally will recognize capital gain or loss on the sale, exchange, or other disposition of shares. A U.S. Holder makes a QEF election with respect to any year that we are a PFIC by checking the appropriate box on IRS Form 8621 and filing that form with its U.S. federal income tax return, provided that the U.S. Holder has the necessary information to make such election.
Taxation of U.S. Holders Making a Mark-to-Market Election
If we were to be treated as a PFIC for any taxable year and the shares were treated as “marketable stock,” then, as an alternative to making a QEF election, a U.S. Holder would be allowed to make a mark-to- market election with respect to the shares, provided the U.S. Holder completes and files IRS Form 8621 in accordance with the relevant instructions and related U.S. Treasury Department regulations. If that election is made, the U.S. Holder generally would include as ordinary income in each taxable year the excess, if any, of the fair market value of the U.S. Holder’s shares at the end of the taxable year over the U.S. Holder’s adjusted basis in the shares. The U.S. Holder would also be permitted an ordinary loss in respect of the excess, if any, of the U.S. Holder’s adjusted basis in the shares over the fair market value of the shares at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. A U.S. Holder’s basis in its shares would be adjusted to reflect any such income or loss recognized. Gain recognized on the sale, exchange, or other disposition of shares would be treated as ordinary income, and any loss recognized on the sale, exchange, or other disposition of shares would be treated as ordinary loss to the extent such loss does not exceed the net mark-to-market gains previously included in income by the U.S. Holder. Because the mark-to-market election applies only to marketable stock, however, it would generally not apply to a U.S. Holder’s indirect interest in any of our subsidiaries that were determined to be PFICs.
Taxation of U.S. Holders Not Making a Timely QEF or Mark-to-Market Election
If we were treated as a PFIC for any taxable year, a U.S. Holder that does not make either a QEF election or a mark-to-market election for that year would be subject to adverse tax rules with respect to (i) any excess distribution (generally, the portion of any distributions received by the U.S. Holder with respect to the shares in a taxable year in excess of 125% of the average annual distributions received by the U.S. Holder with respect to the shares in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the shares) and (ii) any gain realized on the sale, exchange, or other disposition of the shares. Under these special rules:
•
the excess distribution or gain would be allocated ratably over the U.S. Holder’s aggregate holding period in the shares;

•
the amount allocated to the current taxable year, and any taxable year before the first taxable year in which we were a PFIC, would be taxed as ordinary income in the current year; and

•
the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax on ordinary income in effect for the applicable class of taxpayer for that year, and an interest charge for the deemed tax deferral benefit would be imposed on the resulting tax liability as if that tax liability had been due for each such other taxable year.

Unless a U.S. Holder makes a QEF election or mark-to-market election with respect to the shares, a U.S. Holder that holds shares during a period in which we are a PFIC will be subject to the foregoing rules for that taxable year and all subsequent taxable years in which the U.S. Holder holds shares, even if we cease to be a PFIC.
Classification as a PFIC may have other adverse tax consequences, including in the case of individual U.S. Holders, the denial of a step-up in the tax basis of the shares at death.
The PFIC rules are very complex. U.S. Holders are urged to consult their tax advisors regarding the potential application of the PFIC rules to their investment in the shares, including the advisability of choosing to make a QEF election or mark-to-market election.

Backup Withholding Tax and Information Reporting Requirements
U.S. backup withholding tax and information reporting requirements generally apply to certain payments made to certain non-corporate U.S. Holders. Information reporting generally will apply to payments of dividends on and to proceeds from the sale or redemption of shares made within the United States or by a U.S. payor or U.S. middleman to a U.S. Holder (other than an “exempt recipient,” including a corporation, a payee that is not a U.S. person that provides an appropriate certification, and certain other persons).
A payor will be required to withhold backup withholding tax from any payments of dividends on, or the proceeds from the sale or redemption of, shares within the United States or by a U.S. payor or U.S. middleman to a U.S. Holder, other than an exempt recipient, if such U.S. Holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with, or establish an exemption from, such backup withholding tax requirements. Backup withholding is not an additional tax and may be credited against a U.S. Holder’s regular U.S. federal income tax liability or, if in excess of such liability, refunded by the IRS if a timely refund claim is filed with the IRS.
Information Reporting Regarding Foreign Financial Assets
Individual U.S. Holders that hold certain “foreign financial assets” (which generally includes stock and other securities issued by a foreign person unless held in an account maintained by a financial institution) that exceed certain thresholds are required to report to the IRS information relating to such assets. Under certain circumstances, an entity may be treated as an individual for purposes of these rules. Significant penalties may apply for failure to satisfy these reporting obligations. Individual U.S. Holders are urged to consult their tax advisors regarding the effect, if any, of these reporting obligations on their investment in the shares.
Non-U.S. Holders
Distributions on the Shares
Subject to the discussion under “— Information Reporting and Backup Withholding” below, a Non-U.S. Holder will not be subject to U.S. federal income or withholding tax on dividends received on its shares, unless the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if a tax treaty applies, the dividends are attributable to a permanent establishment or fixed place of business maintained by such Non-U.S. Holder in the United States).
Except to the extent otherwise provided in an applicable tax treaty, a Non-U.S. Holder generally will be taxed in the same manner as a U.S. Holder on dividends that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States. Effectively connected dividends received by a corporate Non-U.S. Holder may also, in certain circumstances, be subject to an additional branch profits tax at a 30% rate (or, if applicable, a lower treaty rate), subject to certain adjustments.
Sale, Exchange, or Other Taxable Disposition of Shares
Subject to the discussion under “— Information Reporting and Backup Withholding” below, a Non-U.S. Holder will not be subject to U.S. federal income or withholding tax on any gain recognized on a sale, exchange, or other taxable disposition of shares, unless:
•
the Non-U.S. Holder is an individual present in the United States for 183 days or more during the taxable year in which the gain is recognized and certain other conditions are met; or

•
such gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if a tax treaty applies, the gain is attributable to a permanent establishment or fixed place of business maintained by the Non-U.S. Holder in the United States).

Except to the extent otherwise provided under an applicable tax treaty, a Non-U.S. Holder generally will be taxed in the same manner as a U.S. Holder on recognized gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States. Effectively connected gains recognized by a corporate Non-U.S. Holder may also, in certain circumstances, be subject to an additional branch profits tax at a 30% rate (or, if applicable, a lower treaty rate), subject to certain adjustments.
Information Reporting and Backup Withholding
Dividends paid with respect to shares and proceeds from a sale or other disposition of shares received in the United States or through certain U.S.-related financial intermediaries may be subject to information reporting and backup withholding unless the Non-U.S. Holder provides proof of an applicable exemption or furnishes its taxpayer identification number and otherwise complies with all applicable requirements under the backup withholding rules. Any amounts withheld under the backup withholding rules are not an additional tax and may be allowed as a refund or credit against the Non-U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.
Swiss Taxation
Set out below is a summary of certain Swiss tax matters related to the purchase, holding and disposal of shares. The statements below regarding Swiss taxation are based on the laws in force in Switzerland as of the date of this prospectus supplement, which may be subject to any changes in law occurring after such date. Such changes could possibly be made on a retroactive basis. The summary does not address foreign tax laws.
The summary is of a general nature and does not purport to be a comprehensive description of all the Swiss tax considerations that may be relevant for a decision to purchase, own or dispose of shares. Shareholders who wish to clarify their own tax situation should consult with and rely upon their own tax advisers. Shareholders resident in Switzerland or holding their shares as part of a Swiss permanent establishment should consult with their own tax advisers regarding the Swiss income tax treatment of the purchase, holding and disposal of shares.
Swiss Withholding Tax
Under present Swiss tax law, dividends due and similar cash or in-kind distributions made by Bunge to a shareholder of shares (including liquidation proceeds and stock dividends) are subject to Swiss federal withholding tax (Verrechnungssteuer) (“Withholding Tax”), currently at a rate of 35% (applicable to the gross amount of the taxable distribution). Bunge is obliged to deduct the Withholding Tax from the gross amount of any taxable distribution and to pay the tax to the Swiss Federal Tax Administration within 30 calendar days of the due date of such distribution. However, the repayment of the nominal value of the shares and any (permissible) repayment of qualifying additional paid-in capital (capital contribution reserves (Reserven aus Kapitaleinlagen)) are not subject to the Withholding Tax.
Swiss resident individuals who hold their shares as private assets (“Resident Private Shareholders”) are in principle eligible for a full refund or credit against income tax of the Withholding Tax if they duly report the underlying income in their income tax return. In addition, (i) corporate and individual shareholders who are resident in Switzerland for tax purposes, (ii) corporate and individual shareholders who are not resident in Switzerland, and who, in each case, hold their shares as part of a trade or business carried on in Switzerland through a permanent establishment with fixed place of business situated in Switzerland for tax purposes and (iii) Swiss resident private individuals who, for income tax purposes, are classified as “professional securities dealers” for reasons of, inter alia, frequent dealing, or leveraged investments, in shares and other securities (collectively, “Domestic Commercial Shareholders”) are in principle eligible for a full refund or credit against income tax of the Withholding Tax if they duly report the underlying income in their income statements or income tax return, as the case may be.
Shareholders who are not resident in Switzerland for tax purposes, and who, during the respective taxation year, have not engaged in a trade or business carried on through a permanent establishment with fixed place of business situated in Switzerland for tax purposes, and who are not subject to corporate or individual income taxation in Switzerland for any other reason (collectively, “Non-Resident Shareholders”) may be entitled to a total or partial refund of the Withholding Tax if the country in which such recipient resides for tax purposes maintains a bilateral treaty for the avoidance of double taxation with Switzerland (“Tax Treaty”) and further conditions of such Tax Treaty are met. Non-Resident Shareholders should be aware that the procedures for claiming treaty benefits (and the time required for obtaining a refund) may differ from country to country. Non- Resident Shareholders should consult their own legal, financial or tax advisors regarding receipt, ownership, purchases, sale or other dispositions of shares and the procedures for claiming a refund of the Withholding Tax.
Automatic Exchange of Information
Switzerland has concluded a multilateral agreement with the EU on the international automatic exchange of information (“AEOI”) in tax matters (the “AEOI Agreement”), which became effective as of January 1, 2017. Furthermore, on January 1, 2017, the multilateral competent authority agreement on the automatic exchange of financial account information and, based on such agreement, a number of bilateral AEOI agreements with other countries became effective. Based on this AEOI Agreement and the bilateral AEOI agreements and the implementing laws of Switzerland, Switzerland collects and exchanges data in respect of financial assets, which may include shares, held in, and income derived thereon and credited to, accounts or deposits with a paying agent in Switzerland for the benefit of residents in a member state or a treaty state.
A list of the AEOI agreements of Switzerland in effect or signed and becoming effective can be found on the website of the State Secretariat for International Financial Matters (https://www.sif.admin.ch/de/automatischer-informationsaustausch-aia).
Swiss Federal, Cantonal and Communal Individual Income Tax and Corporate Income Tax
Non-Resident Shareholders
Non-Resident Shareholders are not subject to any Swiss federal, cantonal or communal income tax on dividend payments and similar distributions because of the mere holding of the shares. The same applies for capital gains on the sale of shares.
Resident Private Shareholders and Domestic Commercial Shareholders
Resident Private Shareholders who receive dividends and similar cash or in-kind distributions (including liquidation proceeds as well as stock dividends or taxable repurchases of shares as described above), which are not repayments of the nominal value of the shares or qualifying additional paid-in capital, are required to report such receipts in their individual income tax returns and are subject to Swiss federal, cantonal and communal income tax on any net taxable income for the relevant tax period. A gain or a loss by Resident Private Shareholders realized upon the sale or other disposition of shares to a third party will generally be a tax-free private capital gain or a not tax-deductible capital loss, as the case may be.
Domestic Commercial Shareholders who receive dividends and similar cash or in-kind distributions (including liquidation proceeds as well as bonus shares) are required to recognize such payments in their income statements for the relevant tax period and are subject to Swiss federal, cantonal and communal individual or corporate income tax, as the case may be, on any net taxable earnings accumulated (including the dividends) for such period. Domestic Commercial Shareholders who are corporate taxpayers may qualify for participation relief on dividend distributions (Beteiligungsabzug), if the shares held have a market value of at least CHF 1 million.
Domestic Commercial Shareholders are required to recognize a gain or loss realized upon the disposal of shares in their income statement for the respective taxation period and are subject to Swiss federal, cantonal and communal individual or corporate income tax, as the case may be, on any net taxable earnings (including the gain or loss realized on the sale or other disposition of shares) for such taxation period.
Swiss Wealth Tax and Capital Tax
Non-Resident Shareholders
Non-Resident Shareholders holding the shares are not subject to cantonal and communal wealth or annual capital tax because of the mere holding of the shares.

Resident Private Shareholders and Domestic Commercial Shareholders
Resident Private Shareholders are required to report their shares as part of their private wealth and are subject to cantonal and communal wealth tax. Domestic Commercial Shareholders are required to report their shares as part of their business wealth or taxable capital, as defined, and are subject to cantonal and communal wealth or annual capital tax.
Swiss Facilitation of the Implementation of the U.S. Foreign Account Tax Compliance Act
Switzerland has concluded an intergovernmental agreement with the United States to facilitate the implementation of the U.S. Foreign Account Tax Compliance Act (“FATCA”). The agreement ensures that the accounts held by U.S. persons with Swiss financial institutions are disclosed to the U.S. tax authorities either with the consent of the account holder or by means of group requests within the scope of administrative assistance. Information will not be transferred automatically in the absence of consent, and instead will be exchanged only within the scope of administrative assistance on the basis of the double taxation agreement between the United States and Switzerland. On September 20, 2019, the protocol of amendment to the double taxation treaty between Switzerland and the United States entered into force, allowing competent authorities in the United States to request all the information on U.S. accounts without a declaration of consent or nonconsenting nonparticipating financial institutions, in accordance with the information reported in aggregated form. On June 27, 2024, the United States and Switzerland signed a new FATCA agreement. Under this agreement, the competent tax authorities of both parties shall annually exchange information in respect of reportable accounts on an automatic basis. Implementation of the new FATCA agreement requires national law to be amended in Switzerland. In Switzerland, the Federal Assembly will decide on this. According to the current schedule, Switzerland’s change of model should come into force on January 1, 2027.

LEGAL MATTERS
The validity of the Shares offered by Bunge Global SA under this prospectus and other legal matters relating to Swiss law will be passed upon for us by Homburger AG, Zurich, Switzerland.
EXPERTS
The financial statements of Bunge Global SA incorporated by reference in this prospectus, and the effectiveness of Bunge Global SA’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.
The financial statements of Viterra Limited as of December 31, 2024 and 2023, and for each of the two years in the period ended December 31, 2024 incorporated by reference herein by reference to Bunge Global SA’s Current Report on Form 8-K filed on July 2, 2025, have been audited by Deloitte LLP, an independent auditor, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution
The following table sets forth the estimated expenses payable in connection with the sale of the securities being registered.
Expense	Estimated Amount
SEC registration fee	$770,263.74
Printing expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Miscellaneous costs	*
Total	*

*
Calculated based on the number of issuances and amount of securities offered and, accordingly, cannot be estimated at this time.

Item 15.   Indemnification of Directors and Officers
Bunge Global SA
We believe, based on the interpretation of leading Swiss legal scholars, that, under Swiss law, the company may indemnify its directors and officers unless the indemnification results from a breach of their duties that constitutes gross negligence or intentional breach of duty of the director or officer concerned. Our Articles of Association make indemnification of directors and officers and advancement of expenses to defend claims against directors and officers mandatory on the part of Bunge Global SA to the fullest extent allowed by law. Under our Articles of Association, a director or officer may not be indemnified if such person is found, in a final judgment or decree not subject to appeal, to have committed an intentional or grossly negligent breach of his or her statutory duties as a director or officer. Swiss law permits the company, or each director or officer individually, to purchase and maintain insurance on behalf of such directors and officers. Bunge Global SA may obtain such insurance from one or more third party insurers or captive insurance companies.
Bunge Global SA has entered into indemnification agreements with each of its directors and executive officers that provide for indemnification and expense advancement and include related provisions meant to facilitate the indemnitee’s receipt of such benefits. The agreements provide that Bunge Global SA will indemnify each such director and executive officer if such director or executive officer acted in good faith and reasonably believed he or she was acting in the best interest of Bunge Global SA and, in addition, with respect to any criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. The agreements provide that expense advancement is provided subject to an undertaking by the indemnitee to repay amounts advanced if it is ultimately determined that he or she is not entitled to indemnification. The disinterested members of the board of directors of Bunge Global SA or an independent counsel will determine whether indemnification payment should be made in any particular instance. In making such determination, the board of directors or the independent counsel, as the case may be, must presume that the indemnitee is entitled to such indemnification, and Bunge Global SA has the burden of proof in seeking to overcome such presumption. If the board of directors or the independent counsel determines that the director or executive officer is not entitled to indemnification, the agreements provide that such person is entitled to seek an award in arbitration with respect to his right to indemnification under his agreement.

Item 16.   List of Exhibits
(a)
Exhibits

See the index to exhibits that appears immediately following the signature pages to this registration statement.
Item 17.   Undertakings
Each of the undersigned Registrants hereby undertakes:
1.
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrants pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
2.
That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.
That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the Registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
5.
That, for the purpose of determining liability of a Registrant under the Securities Act to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of such undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by such undersigned Registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and

(iv)
Any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.

6.
For purposes of determining any liability under the Securities Act, each filing of Bunge Global SA’s annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX
Exhibit Number	Description
2.1+	Business Combination Agreement, dated as of June 13, 2023, by and among Bunge Global SA
(f/k/a Bunge Limited), Viterra Limited, and the Sellers listed therein (incorporated by reference to
Exhibit 2.1 to Bunge’s Form 8-K filed June 13, 2023)
2.2+	Amendment to the Business Combination Agreement, dated as of June 13, 2025, by and among Bunge Global SA, Viterra Limited, and the Sellers listed therein (incorporated by reference to Exhibit 2.2 to Bunge Global SA’s Form 8-K filed June 13, 2025)
3.1+	Articles of Association of Bunge Global SA (incorporated by reference to Exhibit 3.1 to Bunge Global SA’s Form 8-K12G3 filed November 1, 2023)
3.2+	Organizational Regulations of Bunge Global SA, dated as of October 31, 2023 (incorporated by reference to Exhibit 3.2 to Bunge Global SA’s Form 8-K12G3 filed November 1, 2023)
4.1+	Description of Registrant’s Securities Registered Pursuant to Section 12 of the Securities
Exchange Act of 1934 (incorporated by reference to Exhibit 4.2 to Bunge Global SA’s Form 10-K filed on February 20, 2025)
4.2+	Form of Glencore Shareholder’s Agreement by and between Bunge Global SA and Danelo Limited (incorporated by reference to Appendix E to Bunge Limited’s Definitive Proxy Statement filed August 7, 2023)
4.3+	Form of CPP Investments Shareholder’s Agreement by and between Bunge Global SA and CPPIB
Monroe Canada, Inc. (incorporated by reference to Appendix F to Bunge Limited’s Definitive
Proxy Statement filed August 7, 2023)
4.4+	Form of Registration Rights Agreement by and among Bunge Global SA, Danelo Limited, CPPIB Monroe Canada, Inc. and British Columbia Investment Management Corporation (incorporated by reference to Appendix G to Bunge Limited's Definitive Proxy Statement filed August 7, 2023)
4.5+	Form of BCI Lock-up Agreement by and between Bunge Global SA and British Columbia Investment Management Corporation (incorporated by reference to Appendix H to Bunge Limited’s Definitive Proxy Statement filed August 7, 2023)
5.1*	Opinion of Homburger AG
23.1*	Consent of Deloitte & Touche LLP, independent registered public accounting firm of Bunge Global SA
23.2*	Consent of Deloitte LLP, independent auditor of Viterra Limited
23.3*	Consent of Homburger AG (included in Exhibit 5.1)
24.1*	Bunge Global SA Power of Attorney
107*	Filing Fee Table

*
Filed herewith.

+
Incorporated by reference.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterfield, State of Missouri, on the 10th day of July, 2025.
BUNGE GLOBAL SA
By:
/s/ John W. Neppl

Name:
John W. Neppl

Title:
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
* Gregory A. Heckman	Chief Executive Officer and Director (Principal Executive Officer)	July 10, 2025
* John W. Neppl	Chief Financial Officer (Principal Financial Officer)	July 10, 2025
* J. Matt Simmons, Jr.	Controller (Principal Accounting Officer)	July 10, 2025
* Eliane Aleixo Lustosa de Andrade	Director	July 10, 2025
* Carol M. Browner	Director	July 10, 2025
* Adrian Isman	Director	July 10, 2025
* Anne Jensen	Director	July 10, 2025
* Linda Jojo	Director	July 10, 2025
* Christopher Mahoney	Director	July 10, 2025

Signature	Title	Date
* Monica McGurk	Director	July 10, 2025
* Kenneth Simril	Director	July 10, 2025
* Markus Walt	Director	July 10, 2025
* Henry W. (Jay) Winship	Director	July 10, 2025
* Mark N. Zenuk	Director	July 10, 2025

*
The undersigned, by signing his or her name hereto, does sign this Registration Statement on behalf of the designated Officers and Directors of Bunge Global SA pursuant to Powers of Attorney executed on behalf of each of such officers and directors that are filed as exhibits hereto.

By: /s/ Lisa Ware-Alexander Lisa Ware-Alexander, Attorney-in-fact	July 10, 2025